CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

1 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Expertise in Aerospace Technologies January 4, 2021 2020 Q3 Results Presentation Speakers: Douglas McCrosson, President & Chief Executive Officer Tom Powers, Acting Chief Financial Officer

2 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Disclosure Statements This presentation contains forward - looking statements that are based on current expectations of management and certain assumptions that are subject to risks and uncertainties . There can be no assurance that such risks and uncertainties will not affect the accuracy of the forward - looking statements or that actual results will not differ materially from the results anticipated in the forward - looking statements . Included in these risks are : risks related to the restatement of the Company’s prior period consolidated financial statements and the material weaknesses in the Company’s internal controls including the substantial costs and diversion of management attention and resources which will be required to remediate the material weaknesses, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, the effect of economic conditions in the industries and markets where the Company operates, including financial market conditions, the impact of the COVID - 19 pandemic (including its impact on global supply, demand, and distribution capabilities as the outbreak continues), the financial condition of the Company’s customers and suppliers, the cyclicality of the aerospace market, the level of US government defense spending (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, the allocation of funds to governmental responses to COVID - 19 , or changing political conditions, and uncertain funding of programs), the ability of the government and the Company’s other customers to terminate contracts at any time, production rates for commercial and military aircraft programs, competitive pricing pressures, start up costs for new programs, technology and product development risks and uncertainties, product performance and costs resulting from changes to and compliance with applicable regulatory requirements, level of indebtedness, and cash flow from operations . Additional information concerning these, and other risk factors can be found in the company’s filings with the Securities and Exchange Commission . Because the risks, assumptions, and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward - looking statements, investors are cautioned not to place undue reliance on any such forward - looking statements, each of which speaks only as of the date made . The Company has no obligation to update any forward - looking statement to reflect events or circumstances after the date hereof . The information contained in this presentation is qualified in its entirety by cautionary statements and risk factors disclosed in the Company's Securities and Exchange Commission filings, including CPI Aero's Form 10 Q for the three - month periods ended ended March 31 , 2020 and June 30 , 2020 , available at http : //www . sec . gov . CPI AERO is a registered trademark of CPI Aerostructures, Inc . All other trademarks referenced herein are the property of their respective owners .

3 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Recent Highlights Douglas McCrosso n President & Chief Executive Officer

Highlights

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NYSE AMERICAN

1. Strong Third Quarter Results Reflect Production Ramp Up of Newer Defense Programs

- Revenue of $25.6 million increased 29.6% vs. 2Q2020 and 12.7% vs 3Q2019
- Revenue from military programs grew 38.2% vs 2Q2020 and 38.0% vs 3Q2019
- Gross profit of $4.2 million grew 62.1% vs 2Q2020 and more than doubled vs 3Q 2019
- Gross profit margin of 16.4%, expanded 330 bps vs 2Q2020 and 780 bps vs 3Q 2019
- Net income of $0.82 million, $1.4 million improvement vs 2Q2020 and $2.1 million vs 3Q 2019

2. Won/Selected for Awards Totaling Approximately $20 Million Subsequent to Quarter End

- Missile Wings
- Repair of helicopter structural assemblies
- Intelligence, surveillance & reconnaissance pods

3. Subsequent Events

- Resumption of Gulfstream G650 Program with receipt of orders from Gulfstream Aerospace in December 2020
- Exited HondaJet aircraft program
- Reached settlement of working capital dispute with Air Industries, releasing to CPI Aero on December 28, 2020, the entire $1.4 million that was held in escrow

CPI AERO
Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations
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5 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Stable Defense Backlog $0 $100 $200 $300 $400 $500 $600 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Backlog (Defense/Commercial) Commercial Defense Total Backlog 3 Q 2019 – 3Q 2020 $536.9 $480.2 $56.7 Consolidated Backlog at 9/30/2020: $536.9 Million; Defense Backlog: $480.2 Million • Funded defense backlog of $183.9 million as of September 30, 2020 • Book to bill of 1.4x for trailing 12 months ended September 30, 2020

6 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations 3Q 2020 Financial Highlights Tom Powers Acting Chief Financial Officer

7 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations 3Q Income Statement Highlights For the Three Months Ended September 30, 2020 2019 Revenue $25.6 $22.7 Cost of sales 21.4 20.8 Gross profit 4.2 1.9 Selling, general and administrative expenses 3.1 2.8 Income/(loss) from operations 1.1 (0.9) Income/(loss) before provision for (benefit from) income taxes 0.8 (1.3) Net Income/(loss) 0.8 (1.3) Income/(loss) per common share – diluted $0.07 $(0.11) ($ in Millions)

8 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Balance Sheet Highlights ($ in Millions) As of September 30, 2020 Cash and Restricted Cash 5.0 Net Contract Assets and Liabilities 15.9 Total Debt * 33.9 As of December 31, 2019 Cash and Restricted Cash 5.4 Net Contract Assets and Liabilities 11.7 Total Debt 31.0 ($ in Millions) * Debt at 9/30/20 includes approximately $4.8 million PPP loan that is expected to be forgiven pursuant to CARES Act.

9 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Looking Ahead Douglas McCrosso n President & Chief Executive Officer

10 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Near - term Priorities 1. Sharpened focus on liquidity • Compressing the cash cycle • Improving working capital management 3. Margin Expansion • Expect ramping up newer defense programs will improve fixed cost absorption • Improve buying leverage with suppliers • Operating leverage on normalized SG&A and rising revenue 2. Strengthened Balance Sheet • Apply increased operating cash flow to pay down approximately $2M debt in 2020 Positions CPI Aero for higher revenue, improved profitability and cash flow for 2021 compared to 2020

11 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Q&A Session Douglas McCrosso n President & Chief Executive Officer

12 Information contained herein is proprietary to CPI Aero and may be subject to ITAR regulations Investor Relations Counsel Jody Burfening, LHA Investor Relations (212) 838 - 3777 cpiaero@lhai.com